UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2008

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-144256	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Estimated Unaudited December Returns

The following information is being provided to investors in the private investment funds that we manage with respect to estimated performance for the month ended December 31, 2007. The following information is not necessarily indicative of our anticipated financial results.

Fund	December 2007 Performance Estimate (1)(2)	Year-end Performance Estimate (2)(3)
OZ Master Fund, Ltd.	0.83%	11.65%
OZ Europe Master Fund, Ltd.	1.37%	14.87%
OZ Asia Master Fund, Ltd.	2.19%	12.25%
OZ Global Special Investments Master Fund, L.P.	0.63%	17.22%

(1)	Monthly performance data are based on management’s estimates as of the date hereof and may change upon completion of our month-end valuation procedures. Such changes could be material.
(2)	Reflects a composite of the monthly and year-end return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund and includes the reinvestment of all dividends and income. Includes gains and losses attributable to certain private equity and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.
(3)	Year-end performance data reflects management’s estimates for performance of the referenced funds from January 1, 2007 to December 31, 2007 and are based on management’s estimates as of the date hereof. Such data may change upon completion of our month-end valuation procedures and the changes could be material.

Estimated Unaudited Assets Under Management

In addition, we are disclosing to investors in the private investment funds that we manage that, as of January 1, 2008, the estimated unaudited amount of assets under management was approximately $33.2 billion, which reflects a net increase in AUM of approximately $200 million. The increase in AUM is inclusive of performance for the month ended December 31, 2007 and capital flows as of January 1, 2008.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 7.01 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “seeks,” “approximately,”

“predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this report are based upon the historical performance of us and our subsidiaries and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the Securities and Exchange Commission, including but not limited to our registration statement on Form S-1 (registration no. 333-144256). Any forward-looking statements contained in this report are made only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer

January 3, 2008